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                                                                 EXHIBIT 10.39


                                 AMENDMENT NO. 2
                                       TO
                                META GROUP, INC.
                       EMPLOYMENT AND MANAGEMENT AGREEMENT
                       -----------------------------------

This Amendment No. 2 ("Amendment") is entered into as of January 30, 2003 (the "Amendment Effective Date") between HOWARD RUBIN, an individual residing at 450 Long Ridge Road, Pound Ridge, New York 10576 (the "Executive"), and META Group, Inc. ("Company"), to amend the META GROUP, INC. EMPLOYMENT AND MANAGEMENT AGREEMENT, dated as of October 27, 2000, as amended by Amendment No. 1 dated July 31, 2002 (collectively, the "Employment Agreement") between them.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company (the "Parties") hereby agree to amend the Employment Agreement as follows:

Capitalized terms not otherwise defined hereinbelow shall have the same meaning ascribed to them in the Asset Purchase Agreement, as amended (the "AP Agreement").

      1. Section 1 is deleted and replaced with the following:

"1. EMPLOYMENT BY THE COMPANY. The Company agrees to employ the Executive in the position of Executive Vice President of the Company, and the Executive accepts such employment and agrees to perform such duties as are customarily assigned to an employee holding such positions, including without limitation management of the Division; the parties acknowledge that all officers of the Company may by law only be chosen, and with such titles, as determined by resolution of the Company's Board of Directors, with authority and duties as prescribed in such resolutions. The Executive agrees to devote his full business time and energies to the business of the Company and/or its Subsidiaries and/or Affiliates and to faithfully, diligently and competently perform his duties hereunder. In furtherance of the foregoing, the Executive shall hold in trust for the benefit of the Company, and promptly remit to the Company, any cash or in-kind income received by the Executive during the Term (as defined below) from any source other than (i) the Company and its Affiliates, (ii) passive investments made by the Executive or for the Executive's benefit, and (iii) gifts to the Executive. The Executive agrees to avoid using for business communication any personal email address (other than the domain name metagroup.com), and shall use META Group's email and sanctioned business cards and marketing logo(s). All staff engaged in the support of MetricNet publications and services (Worldwide Benchmark) business of the Division shall report to the Senior Vice President - Data Services and Publications.

The Executive shall have direct management of the following MGC services (also known as practice areas): SOP, PMP and OEP. For clarification, the Parties note that, beginning February 28, 2002, PMP personnel were transferred to either SOP or OEP; for accounting and performance purposes, PMP product codes shall remain in effect to capture residual costs and residual Net Billings and Revenues, until such time as the Chief Financial Officer of the Company determines otherwise. The parties acknowledge that the configuration and names of the practice areas are subject to change upon mutual agreement of the Company and Executive in writing (where Email is an acceptable form of writing).

The Executive (for the performance of MM) will report to the Managing Director of MGC, presently Michael Pedersen. For purposes of staff management, resource management, consulting operations, accounting, bonus accrual and P&L reporting, MM (except for purposes of staff management and resource management of MetricNet) will be under and report directly to the

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Managing Director of MGC. For purposes of marketing new products and leveraging of MM intellectual property into the Company's research community, the Executive will report directly to the Company's CEO. Existing staff engaged in the Metricnet business shall report directly to the Senior Vice President - Data Services and Publications. All MM staff hired after the date hereof to be engaged in MM consulting (except for MetricNet), or support of MM (except for MetricNet) operations in any capacity, shall report to the Executive. Changes in reporting structure may be accomplished by mutual agreement of the parties evidenced in written or electronic mail form."

2. In the event of any inconsistency between the terms of this Amendment and the terms of the Employment Agreement, this Amendment shall take precedence.

3. Except as expressly amended as set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

4. This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement of the parties.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.



                                 META GROUP, INC.

                                 By:   /s/ MIKE RIFFLE
                                       ----------------------------------------
                                      Name:  MIKE RIFFLE
                                      Title: Vice President, Global Affiliate
                                             Management


                                 HOWARD RUBIN

                                 /s/ HOWARD RUBIN
                                 ---------------------------------------------

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